AMENDMENT NO. 1 TO LEASE AGREEMENT

THIS AMENDMENT NO. 1 ("*Amendment*") to the Lease Agreement by and between **Taormina Industries, LLC**, a Delaware limited liability company ("Lessor") and **World Waste of Anaheim, Inc.**, a California corporation ("Lessee") is made effective as of this 17th day of March, 2005 ("*Effective Date*").

WHEREAS, the parties executed the Lease Agreement, dated July 14, 2004 (the *Lease Agreement*"); and

WHEREAS, the parties desire to modify certain terms and conditions contained in the Lease Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, as well as the obligations herein made and undertaken, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1. Terms not otherwise defined in this Amendment shall have the meaning given to them in the Lease Agreement.

2. The first sentence of the second paragraph of Section 62 of the Lease Agreement is deleted and replaced with the following:

> **Within four hundred twenty (420) days following the date of this Lease (the "Permitting and Construction Period"), Lessee shall have (a) obtained all necessary Approvals for the construction, alteration, use and occupancy of the Premises, and (b) completed any alterations or improvements to the Premises.**

3. As modified by this Amendment, the Lease Agreement remains in full force and effect. In the event of any conflict between the Lease Agreement and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties have duly executed duplicate originals of this Amendment.

By LESSOR:
TAORMINA INDUSTRIES, LLC

By: [signature]

Name Printed: Thomas J. Vogt

Title: President

Date: March 17, 2005

By LESSEE:
WORLD WASTE OF ANAHEIM, INC.

By: [signature]

Name Printed: Thomas L Collins

Title: Executive Vice President

Date: March 17, 2005